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                                                                   EXHIBIT 99(A)

FINAL


                                                           For Immediate Release
Media Contact:     Arlene Wheaton                                 April 27, 2000
                   (612) 372-5784
Investor Contact:  Karin E. Glasgow
                   (612) 342-3979


                   RELIASTAR ANNOUNCES FIRST QUARTER EARNINGS
                   ------------------------------------------

MINNEAPOLIS - ReliaStar Financial Corp. (NYSE: RLR) announced today that operating income per common share on a diluted basis was $.82 in the first quarter, an increase of 17 percent from $.70 in the same period last year. This exceeds analysts' consensus estimate of $.81 of operating income per share for the first quarter.

     Total operating income for the first quarter was $73.6 million, an increase of 17 percent from $62.8 million in the first quarter of 1999.

     Net income per common share on a diluted basis was also $.82 in the first quarter, an increase of 15 percent from $.71 in the same period last year. Total net income in the first quarter was $74.1 million, an increase of 15 percent from $64.4 million in the first quarter of 1999.

     "First quarter sales were strong and continue the momentum that we built in 1999," said John G. Turner, ReliaStar chairman and CEO. "Our earnings results reflect a particularly strong performance by our mutual fund operation, a line of business which is growing quickly and becoming an increasingly important source of earnings for ReliaStar."

Revenue measures
----------------
Total statutory premiums and deposits, and fee revenues for first quarter of 2000 were $1.2 billion, an increase of 20 percent from $974.8 million for the first quarter of 1999. For the 12 months ended March 31, 2000, total statutory premiums and deposits, and fee revenues were $4.4 billion, an increase of 19 percent from $3.7 billion for the 12 months ended March 31, 1999.

                                     -more-
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               RELIASTAR REPORTS FIRST QUARTER EARNINGS, pg 2 of 5

Operations
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Total insurance product sales for the first quarter were $585.4 million, an increase of 13 percent from $519.5 million in the same period last year.

     "In addition to very strong performance by our mutual fund operations, we saw continued strong sales growth within the RLA and WFS segments with individual life sales up 42 percent, individual annuity sales up 30 percent, and group products sales up 28 percent," said Bob Salipante, ReliaStar president and COO. "In the second quarter, we expect to gain further sales momentum as we incorporate Pilgrim-managed funds into our variable products. This move will create a ReliaStar cross-sell win and drive profitable growth by allowing the company to manage a greater portion of the assets we gather."

     During the first quarter of 2000, cross-selling efforts generated $267.5 million in enterprise sales, up 114 percent from $124.8 million in the first quarter of 1999.

     Sales of products sold through the company's ReliaStar Life and Annuity
(RLA) segment totaled $302.9 million in the first quarter of 2000, up 31 percent from the same period last year. Sales of individual life insurance totaled $35.5 million in the first quarter, up 32 percent from first quarter 1999, reflecting strong growth in sales of variable universal life (up 49 percent) and term life insurance (up 77 percent). Sales of individual annuities in the first quarter totaled $267.4 million, up 30 percent from the same period in 1999. Variable annuity sales totaled $153.0 million, or 33 percent higher than first quarter 1999. Fixed annuity sales totaled $114.4 million in the first quarter of 2000, or 27 percent higher than in the same period last year.

     Operating income in the RLA segment was $48.1 million for the first quarter 2000, up 7 percent over the first quarter 1999. The RLA segment includes the operations of individual life insurance, where earnings totaled $23.2 million in the first quarter, up 27 percent from first quarter 1999, and the operations of individual annuities, which totaled $24.9 million, down 7 percent from first quarter 1999.


                                     -more-
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               RELIASTAR REPORTS FIRST QUARTER EARNINGS, pg 3 of 5

     In the Worksite Financial Services (WFS) segment, which specializes in the sales of group life, 401(k) plans and voluntary life insurance products at the worksite, sales totaled $232.6 million for the first quarter, an increase of 13 percent over the first quarter of 1999. The increase in sales in 2000 reflects strong growth in the sales of group non-medical health insurance (up 129 percent) and payroll deduction individual life insurance (up 105 percent).

     WFS operating income in the first quarter totaled $15.6 million, an increase of 5 percent over the same period in 1999. Results for the employee benefits unit, which accounts for about two-thirds of the WFS segment, were 9 percent higher in the first quarter of 2000 than in the same period of 1999.

     In the mutual funds segment, sales in the first quarter 2000 totaled $2.3 billion, compared with $211 million in the first quarter of 1999. On a same-stores basis (including Pilgrim sales on a pro forma basis), mutual fund sales in the first quarter of 1999 were $456 million. Mutual fund assets under management rose from $4.1 billion at March 31, 1999, to $16.7 billion at March 31, 2000. The mutual fund operation contributed $6.6 million to operating earnings in the first quarter of 2000, compared with $1.7 million in the first quarter of 1999.

     In the Reinsurance segment, sales for the first quarter were $49.9 million, down 39 percent from the first quarter of 1999. The current environment is difficult for this business, and the company has decided to maintain a high level of underwriting discipline on both new and renewing business.

     Operating income from the Reinsurance segment in the first quarter was $7.0 million, up 4 percent from first quarter 1999.

     As of March 31, 2000, ReliaStar had $38.4 billion in assets under management compared with $23.2 billion as of March 31, 1999. ReliaStar had 89.5 million common shares outstanding as of March 31, 2000.

                                     -more-
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RELIASTAR REPORTS FIRST QUARTER EARNINGS, pg 4 of 5

Chairman's discussion of results
--------------------------------

     An audio-recorded message with a discussion of ReliaStar's first quarter results by John Turner, ReliaStar chairman and CEO, will be available at approximately 4:00 p.m. EDT, April 27. To access this recorded message, dial 800-405-2236, passcode 708019#. This recording will be available through Saturday, May 6.


Other developments
------------------

     Mutual fund company acquisition announced. On Feb. 29, 2000, ReliaStar Financial announced that it has signed a definitive agreement to acquire Lexington Global Asset Managers, a New Jersey-based asset management and mutual fund company in a stock-and-cash transaction valued at $47.5 million. Lexington has 13 mutual funds, including several international equity funds, and $3.6 billion in assets under management. The transaction is expected to close in July 2000.

     New retail Web site launched. On April 15, 2000, ReliaStar launched a new Web site called IHateFinancialPlanning.com. The site is designed to appeal to millions of middle- to upper-income Internet users who understand that financial planning is important, but who do not have a trusted financial advisor and have not yet developed a financial plan. As the name suggests, the site uses humor to attract and educate consumers on a broad array of financial planning topics. Fulfillment options include referral to an independent financial professional or direct purchase of investment products.

     ReliaStar Financial Corp. is a Minneapolis-based holding company whose subsidiaries offer individuals and institutions life insurance and annuities, employee benefits products and services, retirement plans, life and health reinsurance, mutual funds, and bank and trust products. ReliaStar Financial, a Fortune 500 company, is the eighth largest publicly held life insurance holding company in the United States based on 1999 revenues, and has $38.4 billion in assets under management and its subsidiaries have life insurance in force of $369.4 billion.

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RELIASTAR REPORTS FIRST QUARTER EARNINGS, pg 5 of 5

All statements contained in the report relative to markets for the Company's products and trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "expect," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company's ability to sell its products, the market value of the Company's investments and the lapse rate and profitability of the Company's policies; the Company's ability to achieve anticipated levels of operating efficiencies; mortality and morbidity; changes in federal income tax laws that may affect the relative tax advantages of some of the Company's products; and regulatory changes or actions, including those relating to regulation of financial services affecting bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of insurance products.